Event Cardio Group Acquires National Cardiac Monitoring Center

July 13, 2016

NEW YORK, NY--(Marketwired - July 13, 2016) - Event Cardio Group, Inc. (ECGI) closed its acquisition of National Cardiac Monitoring Center ("NCMC") in Glenelg, Maryland in a Stock Purchase Agreement worth approximately $5 million in a combination of cash and ECGI common stock.

NCMC has been providing cardiac diagnostic services since 1986. It provides a range of cardiac monitoring modalities including Mobile Cardiac Telemetry (MCT), wireless and trans-telephonic cardiac event monitoring (CEM), 24/48-hour digital Holter monitoring with data transmission to NCMC, 24-hour ABP monitoring, full time and off-hours monitoring, and triage. The facility can receive any number of patient calls simultaneously, with patients receiving immediate, one-on-one service every time they call. NCMC's facilities will be used to continuously receive and interpret the data collected by NowCardio monitors once they are in commercial use in the United States.

NCMC, a FDA-registered independent diagnostic testing facility, with 2016 projected sales of $2,500,000 and approximately 900 customers, provides electrocardiography support services designed specifically for physicians, hospitals, scanning services and home health care agencies, including a 24-hour/day ECG monitoring center.

John Bentivoglio, CEO and President of Event Cardio Group, stated, "The acquisition of NCMC comes at a pivotal time in our company's development as we recently received clearance from Health Canada to sell our NowCardio™ heart monitoring system, our noninvasive continuous heart monitoring device, as a Class 2 Medical Device in Canada. We also anticipate submitting our 510(k) application with the United States Food and Drug Administration (FDA) in late July. We welcome NCMC to Event Cardio Group and look forward to servicing NCMC's existing customer base and integrating our operations in a seamless transition."

Effective immediately, Richard Owsik, formerly president and CEO of NCMC, will become a consultant to Event Cardio Group and Joseph Hashim, formerly Vice President of NCMC, will become VP Sales and Marketing. Mr. Hashim's responsibilities will include helping prepare NowCardio for commercial launch. EventCardio expects to retain all NCMC staff, consisting of 10 staff members and 19 sales representatives in 15 states. The company plans on expanding its sales force to 25 states by the end of 2016 and all 50 states by the end of 2017. NCMC will continue to operate under the National Cardiac Monitoring Center name and will be the U.S. headquarters for NowCardio and Event Cardio Group.

About Event Cardio Group, Inc.

Event Cardio Group, Inc. is a developer of medical diagnostic equipment that focuses on the detection, and preventive treatment, of high-risk diseases. The Company's core product is NowCardio™, an advanced Ambulatory Arrhythmia Monitoring System monitor which offers the combined functionality of holter monitoring, event recording and mobile cardiac telemetry simultaneously within in a single device. NowCardio™ has been cleared for commercial use in Canada. For more information on the company please visit www.eventcardiogroup.com.

Forward Looking Statements

Statements in this release may be regarded, in certain instances, as "forward-looking statements" pursuant to certain sections of the Securities Act 1933 and the Securities Exchange Act 1934, respectively. "Forward-looking statements" are based on expectations, estimates and projections at the time the statements are made, and involve risks and uncertainties, which could cause actual results or events to differ materially from those currently anticipated, including, but not limited to delays, difficulties, changed strategies, or unanticipated factors or circumstances affecting Event Cardio Group, Inc. and its business. There can be no assurance that such forward-looking statements will ever prove to be accurate and readers should not place undue reliance on any such forward-looking statements contained herein. Event Cardio Group, Inc. will not republish revised forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.